Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                           AMERUS LIFE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                   IOWA                                     42-1459712
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

             699 WALNUT STREET                              50309-3948
             DES MOINES, IOWA                               (Zip Code)
 (Address of Principal Executive Offices)

                         AMERUS GROUP MIP DEFERRAL PLAN
                            (Full title of the plan)

                             JAMES A. SMALLENBERGER
                       SENIOR VICE PRESIDENT AND SECRETARY
                           AMERUS LIFE HOLDINGS, INC.
                                699 WALNUT STREET
                           DES MOINES, IOWA 50309-3948

                                 (515) 362-3688
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================
     TITLE OF                       PROPOSED     PROPOSED MAXIMUM     AMOUNT OF
    SECURITIES     AMOUNT TO BE      MAXIMUM        AGGREGATE       REGISTRATION
 TO BE REGISTERED  REGISTERED(1) OFFERING PRICE   OFFERING PRICE         FEE
                                  PER SHARE(1)
--------------------------------------------------------------------------------
Deferred            $4,000,000        100%          $4,000,000       $1,180.00
Compensation
Obligations
================================================================================

  (1) Calculated pursuant to Rule 457(h).

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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997; and (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


ITEM 4.  DESCRIPTION OF SECURITIES.

     The Securities being registered are the obligations (the "Deferred Compensation Obligations") of the Registrant to pay to participants ("Participants") in the AmerUs Group MIP Deferral Plan (the "Plan") compensation, together with any earnings or losses thereon, the receipt of which such Participants have elected to defer until expiration of a restricted period or, under certain circumstances, until the death, disability, retirement or termination of employment of such Participants. Earnings or losses on such deferred compensation are based upon the increase or decrease in value of the Registrant's Class A Common Stock. The Deferred Compensation Obligations are payable in the form approved by the Human Resources Committee of the Registrant's Board of Directors (the "Human Resources Committee"). There is no trading market for the Deferred Compensation Obligations.

     The Deferred Compensation Obligations are unsecured general obligations of the Registrant and rank pari passu with other secured and unsubordinated indebtedness of the Registrant. The Deferred Compensation Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment; provided, however, that the Human Resources Committee may provide that Deferred Compensation Obligations are transferable to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. Any attempt by any person to transfer or assign benefits under the Plan, other than as described above or other than a claim for benefits by a Participant or his or her beneficiary or beneficiaries, will be null and void.

     The Deferred Compensation Obligations are not convertible into any other security of the Registrant. No trustee has been appointed to take action with respect to the Deferred Compensation Obligations and each Participant will be responsible for enforcing his or her own rights with respect to the Deferred Compensation Obligations.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant, participates in the employee benefit plans of the Registrant and holds 3,000 shares of the Registrant's Class A Common Stock and options in respect of 10,000 shares of the Registrant's Class A Common Stock.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 851 and 856 of the Iowa Business Corporation Act ("IBCA") provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

     The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its directors to the fullest extent possible under the IBCA. The Registrant's Bylaws extend the same indemnity to its officers. The Articles of Incorporation provide that no director shall be liable to the Registrant or its shareholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the IBCA provisions relating to improper distributions.

     The Registrant maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by the Registrant's Articles of Incorporation and Iowa law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     None.


ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.                            DESCRIPTION

    4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (No. 333-12239)).

    4.2             By-laws  (incorporated  by  reference  to Exhibit 3.2 to the
                    Registrant's   Registration   Statement  on  Form  S-1  (No.
                    333-12239)).

    5.1             Opinion of Joseph K. Haggerty,  Esq.,  Senior Vice President
                    and  General  Counsel  of  the  Registrant,   regarding  the
                    legality of the securities being registered hereunder.

    23.1 Consent of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

    23.2            Consent of KPMG Peat Marwick LLP.

    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:


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     (1)  To file, during any period in which  offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                      * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on this 21st day of September , 1998.


                                          AMERUS LIFE HOLDINGS, INC.


                                          By: /S/ ROGER K. BROOKS
                                              ------------------------------
                                              Roger K. Brooks
                                              Chairman, President and Chief
                                              Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AmerUs Life Holdings, Inc. hereby constitutes and appoints Michael
G. Fraizer and James A. Smallenberger, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments, and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

     SIGNATURE                        CAPACITY                      DATE


/S/ ROGER K. BROOKS         Chairman, President and Chief     September 21, 1998
----------------------      Executive Officer (Principal
Roger K. Brooks             Executive Officer) and a
                            Director


/S/ MICHAEL G. FRAIZER      Senior Vice President,            September 21, 1998
----------------------      Controller and Treasurer
Michael G. Fraizer          (Principal Financial Officer)


/S/ JOHN R. ALBERS          Director                          September 21, 1998
----------------------
John R. Albers


/S/ MALCOLM CANDLISH        Director                          September 21, 1998
----------------------
Malcolm Candlish


/S/ MAUREEN M. CULHANE      Director                          September 16, 1998
----------------------
Maureen M. Culhane



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     SIGNATURE                        CAPACITY                       DATE


/S/ THOMAS F.GAFFNEY               Director                   September 16, 1998
----------------------
Thomas F. Gaffney


/S/ ILENE B. JACOBS                Director                   September 21, 1998
----------------------
Ilene B. Jacobs


/S/ SAM C. KALAINOV                Director                   September 21, 1998
----------------------
Sam C. Kalainov


----------------------             Director
Ralph W. Laster, Jr.



/S/ JOHN W. NORRIS, JR.            Director                   September 17, 1998
-----------------------
John W. Norris, Jr.


/S/ JACK C. PESTER                 Director                   September 21, 1998
-----------------------
Jack C. Pester


/S/ JOHN A. WING                   Director                   September 21, 1998
-----------------------
John A. Wing


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                                  EXHIBIT INDEX

EXHIBIT NO.                                DESCRIPTION


   5.1              Opinion of Joseph K. Haggerty,  Esq.,  Senior Vice President
                    and  General  Counsel  of  the  Registrant,   regarding  the
                    legality of the securities being registered hereunder.

   23.1 Consent of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

   23.2             Consent of KPMG Peat Marwick LLP.

   24.1 Power of Attorney (set forth on the signature page of this Registration Statement).




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